UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2016

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of principal executive offices)	(Zip Code)

(312) 544-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, W. James McNerney, Jr. decided to step down as Chairman and a member of the Board of Directors (the “Board”) of The Boeing Company (the “Company”) effective March 1, 2016. The Board elected Dennis A. Muilenburg, President and Chief Executive Officer of the Company, to serve as Chairman of the Board effective March 1, 2016. A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On February 22, 2016, the Compensation Committee of the Board approved a grant of 20,000 restricted stock units (the “Award”) to J. Michael Luttig, the Company’s Executive Vice President and General Counsel. The Award was granted in recognition of Mr. Luttig’s performance and as a retention vehicle. The Award will vest 100% and settle in shares of the Company’s common stock on a one-for-one basis on February 22, 2018. The Award was made under the Company’s 2003 Incentive Stock Plan, as amended and restated (the “2003 Plan”), and is subject to the terms and conditions set forth in the 2003 Plan and the Notice of Terms of Supplemental Restricted Stock Units, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2016, the Board amended Article II, Section 1 of the Company’s By-Laws (the “By-Laws”) effective March 1, 2016 to decrease the number of directors from thirteen to twelve in connection with Mr. McNerney’s decision to step down from the Board, as set forth in Item 5.02 above. A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated effective March 1, 2016
10.1	Form of Notice of Terms of Supplemental Restricted Stock Units
99.1	Press release dated February 22, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary

Dated: February 23, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated effective March 1, 2016
10.1	Form of Notice of Terms of Supplemental Restricted Stock Units
99.1	Press release dated February 22, 2016